UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Consent Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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ANHEUSER-BUSCH COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)
INBEV S.A.

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The following is a transcript of a video that is posted on the website globalbeerleader.com:

Posted to www.globalbeerleader.com
Cantos video interview with Carlos Brito, CEO InBev
InBev and Anheuser-Busch agree to create global leader in beer
You finally reached an agreement with Anheuser-Busch, so why is this such an ideal transaction for both companies?
Well, firstly, I would say we are very happy that we have reached an agreement with Anheuser-Busch. We respect Anheuser-Busch: its brand, what it means for the business; the people of A-B. So it just feels great to be here now and look at this combined company. There are so many things we can do.

It makes a lot of sense because I think it will bring the best of both companies into one company. So I mean our footprint with their amazing brand; our people, their people; the skill sets of two different companies that came from two different places, but that share the same roots in terms of years in the business. We have been in the business for 600 years and A-B has been in the business for 150 years. So we are brewers who have been in this business for the long term and now, together, we can do much more than separately. So it’s great. I’m feeling great.
Yet you have had to increase the price. Why did you do that?
Well, when we entered this negotiation, we had a range in mind and we have worked within that range, always using our financial discipline of value creation for shareholders, but also being mindful that our ultimate objective was to reach an agreed deal within our range in a friendly fashion. And that’s where we met and agreed.
Given the fact that you had to increase the price, will you have to make any changes to the commitments that you have made to the employees, to the wholesalers, etc?
No. Not at all. We will continue to support the three tier system. The big strength of the wholesaler system is a key pillar in this company, for the brand families. We will continue to be very committed to St. Louis, to the roots of A-B as a company and as a brand — Budweiser. We are not going to close any of the breweries in the U.S., the twelve breweries will remain open. The headquarters for the North American operation will continue to be in St. Louis, now with an enlarged large role, which is getting Budweiser to all different countries in the world. So the commitments are the same.
And you are confident then of making the synergies that you originally envisaged?

Oh yes, even more now, because again, in a friendly transaction we now know much more about Blue Ocean. We’ve had meetings in the last few days and Blue Ocean is a very good plan. They have done a lot of work and, of course, that will be a great platform for us to work together as a combined company.
What about the cultures of the two companies, how do you see the integration process?
Again, in a friendly deal, I see that they are very committed to make it happen. I think the leadership of A-B feels a great deal of responsibility for their people, their communities, with the brand they have built, and they are willing to do the right things to keep this business moving the way it was before, now on an enlarged platform. So, again, we have had meetings these last few days and you can feel that we are now in the mode of “Let’s try to really build this great company together.”
So what will the brand strategy of the combined companies be from here?
Again, our portfolio continues to be based a lot on what we call our local brands or local jewels, beers that are very strong in their own countries. But of course now with Budweiser as our global flagship brand, that will give us a great platform to develop that global brand, together with Beck’s and Stella Artois.
But won’t they cannibalize each other?
No, because they have different positions in consumers’ minds. Consumers have different needs, they look for different brands, different experiences, and the amazing portfolio that the combined company will have across all these different countries will enable consumers to stay within our franchise, even while looking for different experiences. So that’s the beauty of this, it’s about complementary, not about overlapping.
You talk about how the companies will complement each other, but what do you actually mean by that?
I think the first thing is the footprint, so, again, A-B is very strong in the U.S., and we have very strong positions outside the U.S. Second, brand portfolio, as I just said, different positions, different needs for consumers within our franchise. We have complementary skill sets that we can use, interchange best practice, best people. So that’s the complementary that I am talking about. It’s really beautiful what we are able to accomplish by putting the two companies together into this new combined entity.
And what is the new combined entity going to be called?
We are going to call it Anheuser-Busch InBev.
And what is the game plan then from here?
The game plan is to roll up our sleeves, work together as one team and make our dream come true, which is to be the best beer company in a better world.
[END]

FORWARD-LOOKING STATEMENTS
Certain statements contained in this report that are not statements of historical fact constitute forward-looking statements, notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the future filings of InBev and Anheuser-Busch with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by or with the approval of InBev that are not statements of historical fact and constitute forward-looking statements. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of the merger between InBev and Anheuser-Busch, including future financial and operating results, synergies, cost savings, enhanced revenues and accretion to reported earnings that may be realized from the merger; (ii) statements about the timing of the merger between InBev and Anheuser-Busch; (iii) statements of strategic objectives, business prospects, future financial condition, budgets, projected levels of production, projected costs and projected levels of revenues and profits of InBev or Anheuser-Busch or their managements or boards of directors; (iv) statements of future economic performance; and (v) statements of assumptions underlying such statements.
Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and outside of the control of the management of InBev and Anheuser-Busch. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You should not place undue reliance on these forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (i) the risk that the businesses of InBev and Anheuser-Busch will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (ii) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (iii) revenues following the merger may be lower than expected; (iv) operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (v) the ability to obtain governmental or regulatory approvals of the merger on the proposed terms and schedule; (vi) the failure of shareholders of InBev or Anheuser-Busch to approve the merger; (vii) local, regional, national and international economic conditions and the impact they may have on InBev and Anheuser-Busch and their customers and InBev’s and Anheuser-Busch’s assessment of that impact; (viii) increasing price and product competition by competitors, including new entrants; (ix) rapid technological developments and changes; (x) InBev’s ability to continue to introduce competitive new products and services on a timely, cost-effective basis; (xi) containing costs and expenses; (xii) governmental and public policy changes; (xiii) protection and validity of intellectual property rights; (xiv) technological, implementation and cost/financial risks in large, multi-year contracts; (xv) the outcome of pending and future litigation and governmental proceedings; (xvi) continued availability of financing; (xvii) financial resources in the amounts, at the times and on the terms required to support future businesses of the combined company; and (xviii) material differences in the actual financial results of merger and acquisition activities compared with expectations of InBev, including the full realization of anticipated cost savings and revenue enhancements. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to InBev or Anheuser-Busch or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. InBev and Anheuser-Busch undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.
IMPORTANT INFORMATION
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Anheuser-Busch by InBev. In connection with the proposed acquisition, InBev and Anheuser-Busch intend to file relevant materials with the SEC, including Anheuser-Busch’s proxy statement on Schedule 14A.
INVESTORS OF ANHEUSER-BUSCH ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANHEUSER-BUSCH’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain the documents free of charge through the website maintained by the SEC at www.sec.gov, and Anheuser-Busch stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Anheuser-Busch. Such documents are not currently available.

InBev and certain of its directors and executive officers and other persons, and Anheuser-Busch and its directors and certain executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Anheuser-Busch common stock in respect of the proposed transaction. Information regarding InBev’s directors and executive officers is available in its Annual Report for the year ended December 31, 2007, available at www.InBev.com/annualreport2007. Information about the directors and executive officers of Anheuser-Busch and their respective interests in Anheuser-Busch by security holdings or otherwise is set forth in its proxy statement relating to the 2008 annual meeting of stockholders, which was filed with the SEC on March 10, 2008. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the acquisition when it becomes available.